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                                                                  Exhibit 4.1(b)

                      SERIES B CONVERTIBLE PREFERRED STOCK

         B - XXXX                                                 XXX

                              DECODE GENETICS, INC.
                      Series B Convertible Preferred Stock
              Incorporated Under the Laws of the State of Delaware
                           Par Value $0.001 Per Share

THIS CERTIFIES THAT _______________________ is the record holder of _____________________________ (____) shares of the Series B Convertible
Preferred Stock of deCODE genetics, Inc., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, only upon surrender of this Certificate properly endorsed.

A STATEMENT OF the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation or by any Certificate of Designation of Preferences, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers as of ______________, 2000.



______________________________________     _____________________________________
DIANE M. FRENIER, ASSISTANT SECRETARY      KARI STEFANSSON,  PRESIDENT
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For Value Received, _____ hereby sell, assign and transfer
unto________________________________________
______________________________________Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint
___________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated ___________________

                  In the presence of _________________________________